EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

The Gladstone Companies, Inc. (the “Company”) is selling up to a maximum of $50,000,000 aggregate principal amount of its 6.00% senior secured bonds (the “Bonds”) in connection with this offering (the “Offering”). The purchase price per Bond is $25.00, with a minimum purchase amount of $5,000. Bonds will be issued in book-entry form and will not be certificated.

Information related to the foregoing can be found in the Offering Circular publicly filed with the Securities and Exchange Commission on June 1, 2020, and as may be superseded, updated and amended from time to time (collectively referred to as the “Offering Circular”).

The undersigned hereby irrevocably tenders this subscription agreement and applies for the purchase of the dollar amount of Bonds set forth below.

All sections must be completed and legible.

Financial advisors with questions regarding this agreement, please contact the Timbrel Capital sales desk at (678) 954-4100 or info@timbrel.com

1. INVESTMENT (Minimum investment is 200 Bonds with aggregate purchase price of $5,000. The Company does not issue fractional Bonds)

Number of Bonds Purchased:		❑ RIA: Check here if this is an RIA transaction (include the appropriate price per Bond) and fill in the RIA Submission portion in section 6

Purchase Price per Bond:	$

Aggregate Purchase Price:	$

2. ACCOUNT TYPE (select one account type only)

Non-Qualified	Qualified (must complete Custodian Information below)

❑ Individual

•  One signature required

•  If Transfer on Death, attach TOD form

❑ Joint Tenants with Rights of Survivorship

•  All parties must sign

•  If Transfer on Death, attach TOD form

❑ Community Property

•  All parties must sign

•  If Transfer on Death, attach TOD form

❑ Tenants in Common

•  All parties must sign

•  If Transfer on Death, attach TOD form

❑ Uniform Gift to Minors Act ❑ Uniform Transfer to Minors Act

•  State of

•  Name of Minor

•  Adult Custodian signature required

❑ Trust

•  Include signature, trust document, and trustee certification

❑ Corporation

•  Include corporate resolution and articles of incorporation

•  Authorized signature(s) required

❑ Limited Liability Company

•  Include LLC paperwork

•  Authorized signature(s) required

❑ Partnership

•  Include partnership agreement and partnership certification of powers

•  Authorized signature(s) required

❑ Other (Specify):

•  Include title and signature pages and other relevant documentation

❑ Traditional (Individual) IRA

•  Owner and Custodian signatures required

❑ Simple IRA

•  Owner and Custodian signatures required

❑ Roth IRA

•  Owner and Custodian signatures required

❑ KEOGH

•  Owner and Custodian signatures required

❑ Simplified Employee Pension/Trust (SEP)

•  Owner and Custodian signatures required

❑ Pension or Profit-Sharing Plan (exempt under 401(a))

❑ Non-Custodial                        ❑ Custodial

❑ Other:

•  Owner and Custodian signatures required

— — — — — — — — — — —  — — — — — — — — — — — — — —

Custodian Information (To be completed by Custodian for ALL Qualified and Custodial Accounts)

Name of Custodian:

Mailing Address:

City:

State:                                     Zip Code:

Custodian Tax ID #:

Custodian Account #:

Custodian Phone #:

The Gladstone Companies – Senior Secured Bond Offering
Securities offered through Timbrel Capital, Member FINRA/SIPC	May 2020, Page 1 of 8

SUBSCRIPTION AGREEMENT

3. INVESTOR/REGISTRATION INFORMATION (must include a permanent street address even if mailing address is PO Box)

Individual Investor/Beneficial Owner/Trustee
First, Middle, Last Name:	Social Security #:		Date of Birth:
Street Address (physical address required):	City:	State:	Zip Code:
E-mail Address:	E-mail Address:	If not a US Citizen, specify country of citizenship:

Joint Owner/Co-Trustee/Minor (if applicable)
First, Middle, Last Name:	Social Security #:		Date of Birth:
Street Address (physical address required):	City:	State:	Zip Code:
Daytime Phone #:	E-mail Address:	If not a US Citizen, specify country of citizenship:

Trust
Title of Trust/Entity Name:		Tax ID #:	Date of Trust:
Name of Trustee*:
Trustee(s) Street Address:	City:	State:	Zip Code:
Social Security #:	Date of Birth:
Trustee Phone #:	Trustee Email:

Corporation/Partnership/Other
Entity Name:	Tax ID #:	State of Entity Foundation:	Date of Entity Foundation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State:	Zip Code:

*	If there is more than one trustee or beneficial owner, attach a sheet providing all the requested information for each additional trustee and/or beneficial owner.

The Gladstone Companies – Senior Secured Bond Offering
Securities offered through Timbrel Capital, Member FINRA/SIPC	May 2020, Page 2 of 8

SUBSCRIPTION AGREEMENT

4. SUBSCRIBER ACKNOWLEDGEMENTS

Please carefully read and separately initial each of the representations below (a-f). In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

		Owner	Joint Owner
(a)

I (We) understand that to purchase Bonds, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the act, or I (we) must limit my (our) investment in the Bonds to a maximum of: (i) 10% of my (our) net worth or annual income, whichever is greater, if I am (we are) a natural person; or (ii) 10% of my (our) revenues or net assets, whichever is greater, for the most recently completed fiscal year, if I am (we are) a non-natural person.

I (We) understand that if I am (we are) a natural person I (we) should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I (We) understand this calculation must exclude the value of my (our) primary residence and may exclude any indebtedness secured by my (our) primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Bonds.

I (We) hereby represent and warrant that I meet the qualifications to purchase Bonds because (please mark one):

☐        I am (We are) a natural person, and the aggregate purchase price for the Bonds I am (we are) purchasing in the offering does not exceed 10% of my (our) net worth or annual income, whichever is greater.

☐        I am (We are) a non-natural person, and the aggregate purchase price for the Bonds I am (we are) purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for the most recently completed fiscal year.

☐        I am (We are) an accredited investor.

If you marked that you are an accredited investor, please complete Annex A, attached hereto, and return it with this Subscription Agreement. Your subscription will not be accepted until you return Annex A.

(b)	I (We) have received, read and understand the Offering Circular wherein the terms, conditions and risks of the Offering are described and agree to be bound by the terms and conditions.
(c)	I am (We are) purchasing the Bonds for my (our) own account and there is no agreement or understanding regarding the sale or transfer of such Bonds.
(d)	I (We) acknowledge that the Bonds are not liquid, there is no public market for the Bonds and I (we) may not be able to sell the Bonds.
(e)	I (We) understand that I/we will not be admitted as a Bondholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting the Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the Bonds.
(f)

I (WE) ACKNOWLEDGE THAT THE BONDS ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE SHARE INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

IRS Form W-9 Certification

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my investment in the Company. I hereby certify, under penalty of perjury, that (i) the number shown as the Investor Social Security Number, Trust Tax ID and/or Taxpayer Identification Number in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding either because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and (iv) the FATCA code(s) entered on this form, if any, indicating that I am exempt from reporting is correct. Exemption codes apply only to certain entities, not individuals.

Exempt payee code (if any):                    .

Exemption from FATCA reporting code (if any):                    .

NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN.

The Gladstone Companies – Senior Secured Bond Offering
Securities offered through Timbrel Capital, Member FINRA/SIPC	May 2020, Page 3 of 8

SUBSCRIPTION AGREEMENT

5. SUBSCRIBER SIGNATURES

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Bonds is restricted and governed by the terms set forth in the Offering Circular; there are risks associated with an investment in the Bonds and you should rely only on the information contained in the Offering Circular and not on any other information or representations from other sources; and you should not invest in the Bonds unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Bonds at any time with your then current financial advisor. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include rejecting your subscription or closing your account.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Printed Name – Owner or Authorized Person	Signature – Owner or Authorized Person	Date

Printed Name – Joint Owner or Authorized Person (if applicable)	Signature – Joint Owner or Authorized Person	Date

Signature of Custodian(s) or Trustee(s) (if applicable). CURRENT CUSTODIAN MUST SIGN IF INVESTMENT IS FOR AN IRA ACCOUNT.

Printed Name – Custodian or Trustee (if applicable)	Authorized Signature – Custodian or Trustee	Date

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS YOU HAVE MADE AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE OFFERING CIRCULAR. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF BONDS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

Medallion Signature Guarantee (for Custodial Use Only)

Accepted By: (Authorized Custodian Signature)

The Gladstone Companies – Senior Secured Bond Offering
Securities offered through Timbrel Capital, Member FINRA/SIPC	May 2020, Page 4 of 8

SUBSCRIPTION AGREEMENT

6. FINANCIAL ADVISOR (please read and complete the following)

The investor’s Financial Advisor must sign below to complete this order. The undersigned hereby warrants that he or she is duly licensed and may lawfully sell Bonds in the state designated as the investor’s legal residence. The undersigned agrees to maintain records of the information used to determine that an investment in the Bonds is suitable and appropriate for the investor for a period of six years. The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of the Bonds with such investor; (iii) have provided the Offering Circular to the investor and given the investor the opportunity to ask questions; (iv) have reasonable grounds to believe that the investor is purchasing the Bonds for his or her own account; and (v) have reasonable grounds to believe that the purchase of Bonds is a suitable investment for such investor and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned financial advisor further represents and certifies that, in connection with this subscription for the Bonds, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker-Dealer and Financial Advisor Information (FINRA CRD numbers are required for broker-dealers and their advisors)
Name of Broker-Dealer/RIA: Broker Dealer CRD #:
Name of Financial Advisor: Advisor CRD #:
Advisor Mailing Address:
City: State: Zip Code:
E-mail Address: Business Phone:

Financial Advisor Signature: Date:
Principal Signature (if required by Broker-Dealer): Date:

THE FOLLOWING CERTIFICATION APPLIES ONLY TO

REGISTERED INVESTMENT ADVISORS (RIAS)

❑	Registered Investment Advisor (RIA). No Selling Commissions are Paid on These Accounts. Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative of a Broker-Dealer, if applicable, with whom the investor has agreed to pay a fee for investment advisory services. All sales must be made through a registered broker-dealer.
	Financial Advisor and/or IRA Signature	Branch Manager/Principal and/or RIA Signature (if required by Broker-Dealer)

	Date	Date

The Gladstone Companies – Senior Secured Bond Offering
Securities offered through Timbrel Capital, Member FINRA/SIPC	May 2020, Page 5 of 8

SUBSCRIPTION AGREEMENT

7. INTEREST PAYMENT OPTIONS FOR NON-QUALIFIED ACCOUNTS (select only one)

❑	Mail interest payments in paper check form to beneficial owner at the address listed in Section 3.

❑	Mail interest payments in paper check form to alternate payee at the address below (not available for Qualified Plans): Name: Mailing Address: City: State: Zip Code: Account #:
❑

Direct deposit my interest payments in a checking, savings or brokerage account listed below:

I authorize the Company or its agent to deposit my interest payments to the account indicated below. This authority will remain in force until I notify the Company or its agent in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into my account, the Company or its agent is hereby authorized to debit my account for the amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:

Mailing Address:

City:                                                                   State:                      Zip Code:

Name on Account:

Account Type:     ❑ Checking         ❑ Savings         ❑ Brokerage

ABA/Routing Number:                                                                       Account #:

Please attach a pre-printed, voided check.

The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner Date	Signature of Joint Owner/Co-Trustee Date

The Gladstone Companies – Senior Secured Bond Offering
Securities offered through Timbrel Capital, Member FINRA/SIPC	May 2020, Page 6 of 8

SUBSCRIPTION AGREEMENT

8. PAYMENT AND SUBMISSION INSTRUCTIONS

❑	By Mail —

	1. Mail this Subscription Agreement and check to the address shown at right:	OVERNIGHT DELIVERY: The Gladstone Companies C/O UMB Fund Services 235 W, Galena Street Milwaukee, WI 53212	REGULAR MAIL DELIVERY: The Gladstone Companies PO Box 2175 Milwaukee, WI 53201-2175
Phone: 888-885-0085 Fax: (816) 860-3140 Email: AIProcessing@umb.com

	2. Make checks payable to:	The Gladstone Companies Note: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.
❑	By Wire Transfer —

	1. Mail this Subscription Agreement to the address shown at right:	OVERNIGHT DELIVERY: The Gladstone Companies C/O UMB Fund Services 235 W, Galena Street Milwaukee, WI 53212	REGULAR MAIL DELIVERY: The Gladstone Companies PO Box 2175 Milwaukee, WI 53201-2175
Phone: 888-885-0085 Fax: (816) 860-3140 Email: AIProcessing@umb.com

	2. Wire payment to the Transfer Agent via the wiring instructions shown at right:	ABA No: 101000695 Acct No: 9872335767 Acct Name: The Gladstone Companies FFC: [Insert Investor Name]

❑	Custodial Accounts — 1. Forward this Subscription Agreement directly to the Custodian.

9. MORE INFORMATION

Securities offered through:

(678) 954-4100

info@timbrel.com

Timbrel Capital, LLC, member FINRA/SIPC, is the Dealer Manager on this offering.

Timbrel is not affiliated with The Gladstone Companies, Inc.

The Gladstone Companies – Senior Secured Bond Offering
Securities offered through Timbrel Capital, Member FINRA/SIPC	May 2020, Page 7 of 8

SUBSCRIPTION AGREEMENT

ANNEX A

ACCREDITED INVESTOR STATUS

Please mark the appropriate box next to each description applicable:

[        ]    A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. Net worth for a natural person must (a) exclude the value of such person’s primary residence and any mortgage debt on such primary residence up to the estimated fair market value of the primary residence, (b) include any mortgage debt in excess of the fair market value of the residence and (c) include any mortgage debt on the primary residence incurred in the 60 days prior to completing this form that is not used to purchase the primary residence regardless of whether or not it is less than the fair market value of the residence.

[        ]    A natural person who had individual income in excess of $200,000 in each of the most recent two years, or joint income with that person’s spouse in excess of $300,000 in each of the most recent two years and who has a reasonable expectation of reaching the same income level in the current year.

[        ]    A director or executive officer (as defined in Rule 501(f) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) of the Company.

[        ]    A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act) whether acting in its individual or fiduciary capacity.

[        ]    A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

[        ]    An insurance company (as defined in Section 2(a)(13) of the Securities Act).

[        ]    An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), or a business development company (as defined in Section 2(a)(48) of the 1940 Act).

[        ]    A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

[        ]    A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

[        ]    An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (A) the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company or registered investment advisor, (B) the employee benefit plan has total assets in excess of $5,000,000 or (C) if the plan is a self directed plan, its investment decisions are made solely by persons who are accredited investors.

[        ]    A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).

[        ]    Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring securities, with total assets in excess of $5,000,000.

[        ]    A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring securities, whose acquisition is directed by a person who, either alone or with his or her purchaser representative(s), has such knowledge and experience in financial business matters that such person is capable of evaluating the merits and risks of acquiring securities.

[        ]    An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs for accredited investors.

The Gladstone Companies – Senior Secured Bond Offering
Securities offered through Timbrel Capital, Member FINRA/SIPC	May 2020, Page 8 of 8